UNITED STATES
SECURITIES AND EXCHANGE  COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 30, 2019

CTS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Indiana	1-4639	35-0225010
(State or other jurisdiction of incorporation)	(Commission File Number)	(1.R.S. Employer Identification No)

4925 Indiana Avenue
Lisle, IL	60532
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (630) 577-8800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below  if the Form  8-K filing is intended to simultaneously  satisfy the filing obligation  of the registrant under any of the following provisions (see General Instruction A.2.):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ( 17 CFR 240. l 4d2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The Board of Directors of the Corporation has amended Article XIX of the Bylaws, effective as of April 30, 2019, to permit the shareholders owning at least a majority of the then-outstanding shares of common stock of the Corporation to amend the Bylaws of the Corporation.
The revised provision reads as follows:
ARTICLE XIX.
Amendments

Section 1. These Bylaws may be amended, altered, repealed, or added to at (a) any annual or regular meeting of the directors, or at any special meeting thereof; or (b) at any annual or special meeting of the shareholders by the affirmative vote of the holders of at least a majority of the then-outstanding shares of common stock of the Corporation.

Section 2. No amendment, alteration or addition to these Bylaws made pursuant to Article XIX, Section 1(a) shall become effective unless the same is adopted by the affirmative vote of a majority of the members of the Board of Directors.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit    Description
3 Bylaws as Amended
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on  its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2019		CTS CORPORATION

	By:	/s/ William Cahill
William Cahill
Chief Accounting Officer